Exhibit 10.7

OPTION ASSUMPTION AGREEMENT

Pursuant to and in accordance with the terms and provisions of Section 2.6 of that certain Plan of Reorganization (the "Reorganization Plan") dated April 23, 2003, between Alliance Bancshares, Inc. ("Bancshares") and Alliance National Bank ("the Bank"), the Incentive Stock Option Award of the undersigned option holder from the Bank (the "Bank Option"), a copy of which is attached hereto as Schedule 2, is hereby assumed by Bancshares in accordance with the terms of the Alliance National Bank 1999 Stock Incentive Plan and the Bank Option. As provided in the Reorganization Plan, from and after the time that the Reorganization is consummated, (i) the Bank Option assumed by Bancshares may be exercised solely for Bancshares $.10 par value common stock (hereinafter "Bancshares Stock"), (ii) the number of shares of Bancshares Stock subject to the Bank Option shall be equal to the same number of shares of Bank Stock subject to such Bank Option immediately prior to the time of consummation of the Reorganization, and (iii) the per share exercise price under the Bank Option after this assumption shall be equal to the exercise price of such Bank Option immediately prior to the time of the consummation of the Reorganization.

The undersigned holder of the Bank Option acknowledges and agrees that the number of shares of Bancshares Stock subject to the Bank Option of such holder assumed hereunder and the per share exercise price applicable thereto are as set forth on Schedule 1 hereto.

Dated effective as of the 31st day of December, 2003.

ALLIANCE BANCSHARES, INC. By:___________________________________ Charles Y. Allgood Vice Chairman and Chief Executive Officer
_______________________________(SEAL) Option Holder


SCHEDULE 1

TO

OPTION ASSUMPTION AGREEMENT

Number of option shares of Alliance Bancshares, Inc. common stock:	___________________________________

Exercise price under the Option:	___________________________________

_______________________	________________________
Initials for Alliance Bancshares	Initials of Option Holder


SCHEDULE 2

TO

OPTION ASSUMPTION AGREEMENT

INCENTIVE STOCK OPTION AWARD

PURSUANT TO ALLIANCE NATIONAL BANK

1999 STOCK INCENTIVE PLAN

THIS AWARD is made as of the Grant Date by ALLIANCE NATIONAL BANK (the "Bank") to ________________________(the "Optionee").

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Bank hereby awards as of the Grant Date to Optionee an incentive stock option (the "Option"), as described below, to purchase the Option Shares.

A. Grant Date, _____________, __________.

B. Type of Option: Incentive Stock Option.

C. Plan under which granted: Alliance National Bank 1999 Stock Incentive Plan.

D. Option Shares: All or any part of shares of the Bank's common stock, $1.00 par value per share (the "Common Stock"), subject to adjustment as provided in the attached Terms and Conditions.

E. Exercise Price: $ per share, subject to adjustment as provided in the attached Terms and Conditions. The Exercise Price is, in the judgment of the Committee, not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date or, in the case of an Over 10% Owner, not less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

F. Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends, generally, on the earlier of (a) the tenth (10th)anniversary of the Grant Date (unless the Optionee is an Over 10% Owner, in which case the fifth (5th) anniversary of the Grant Date); or (b) 90 days following the date the Optionee ceases to be an employee of the Bank; provided that the Option may be exercised as to no more than the vested Option Shares, determined pursuant to the Vesting Schedule. Note that other limitations to exercising the Option, as described in the attached Terms and Conditions, may apply.

G. Vesting Schedule: The Option Shares shall become vested in accordance with Section 3 of the Terms and Conditions.

IN WITNESS WHEREOF, the Bank has executed and sealed this Award as of the Grant Date set forth above.

ALLIANCE NATIONAL BANK By:_________________________________ Title:___________________________


TERMS AND CONDITIONS

TO THE

INCENTIVE STOCK OPTION AWARD

PURSUANT TO THE ALLIANCE NATIONAL BANK

1999 STOCK INCENTIVE PLAN

1. Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the Alliance National Bank 1999 Stock Incentive Plan:

      the Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Bank, at its principal place of business, of a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Bank no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; and
      payment to the Bank of the Exercise Price multiplied by the number of Option Shares being purchased (the "Purchase Price") as provided in Section 2.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price, the Bank shall cause to be issued a certificate representing the Option Shares purchased.

2. Purchase Price. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash or certified check or, alternatively, as follows:

      by delivery to the Bank of a number of shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option's exercise having an aggregate fair market value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash or a certified check to equal the Purchase Price; or

      if and when the Common Stock becomes traded by brokers, whether on a national securities exchange or otherwise, by receipt of the Purchase Price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised.

3. Vested Option Shares.

(a) The Option Shares shall become vested and exercisable, in twenty percent (20%) increments (a "Vesting Increment"), in accordance with this Section 3. The Optionee shall earn the right to exercise a Vesting Increment in each of the first five (5) full fiscal years beginning with the first full fiscal year commencing after the Grant Date (1) if the Optionee

1


continues to be employed by the Bank on the last day of that fiscal year; and (2) if both of the performance goals set forth in Clauses (i) and (ii) below are met for that fiscal year:

(i) the Bank shall meet or exceed 90% of the budgeted net income after tax and 90% of the budgeted deposit growth for the fiscal year based on the annual budget approved by the Board of Directors of the Bank; and

(ii) the Bank shall maintain a regulatory examination rating of Camel 1 or 2 for that fiscal year.

    In the event the performance goals are not satisfied in any fiscal year so that the Optionee fails to earn the right to exercise the Vesting Increment for that fiscal year, the Committee may, in its discretion, permit that Vesting Increment to be earned with respect to the immediately succeeding fiscal year but only if the Optionee earns the right to exercise the Vesting Increment with respect to that immediately succeeding fiscal year. Notwithstanding any other provision herein, no more than two Vesting Increments may become exercisable with respect to any of the first five (5) full fiscal years.

    In the event one or more Vesting Increments have not become exercisable with respect to any prior fiscal year in accordance with Subsections (a) and (b) above, such Vesting Increment(s) shall become fully exercisable on the seventh (7th) anniversary of the Grant Date.

    A Vesting Increment shall become exercisable fifteen (15) days following the close of the fiscal year with respect to which it is earned.

(e) Notwithstanding any other provision herein, if the capital of the Bank falls below minimum requirements, as determined by the Office of the Comptroller of the Currency or any successor federal agency ("OCC") or the Georgia Department of Banking and Finance, the Bank, at the direction of the OCC, may require the Optionee to exercise the Option in whole or in part and, if the Optionee fails to exercise any portion of the Option as so directed, that portion of the Option shall be forfeited.

  Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Bank shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or the attached Award otherwise provides.

  Restriction on Transfer of Option and of Option Shares. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his Disability, by his personal representative) and after his death, only by his legatee or the executor of his estate.

6. Changes in Capitalization.

(a) If the number of shares of Common Stock shall be increased or decreased by reason of a subdivision or combination of shares of Common Stock, the payment of a stock

2


dividend in shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Bank, an appropriate adjustment shall be made by the Committee, in a manner determined in its sole discretion, in the number and kind of Option Shares and in the Exercise Price.

    If the Bank shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the Optionee shall be entitled to purchase the number and class of securities to which a holder of the number of shares of Common Stock subject to the Option at the time of the transaction would have been entitled to receive as a result of such transaction, and a corresponding adjustment, where appropriate, shall be made in the Exercise Price. In the event of a Change in Control or other corporate transaction pursuant to which the Bank is not the surviving entity, the Committee may provide for the substitution of a new option in the similar manner as contemplated by the immediately preceding sentence; however, if the surviving entity does not agree to the substitution of the Option, the Committee may elect to terminate the Option Period as of the effective date of the Change in Control in consideration of the payment to the Optionee of the sum of the difference between the then aggregate Fair Market Value of the Common Stock and the aggregate Exercise Price for each vested Option Share which has not been exercised as of the effective date of the Change in Control. A dissolution or liquidation of the Bank shall cause the Option to terminate as to any portion thereof not exercised as of the effective date of the dissolution or liquidation.

    The existence of the Plan and the Option granted pursuant to this Agreement shall not affect in any way the right or power of the Bank to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Bank, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Bank, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

  Special Limitation on Exercise. No purported exercise of the Option shall be effective without the approval of the Committee, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Optionee (a) shall deliver to the Bank, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option exercise, such information, representations and warranties as the Bank may reasonably request in order for the Bank to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Bank shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

3


       8. Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.

9. Governing Laws. This Award and the Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Georgia.

10. Successors. This Award and the Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Optionee and the Bank.

11. Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

12. Severability. In the event that any one or more of the provisions or portion thereof contained in the Award and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Award and these Terms and Conditions, and the Award and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

13. Entire Agreement. Subject to the terms and conditions of the Plan, the Award and the Terms and Conditions express the entire understanding of the parties with respect to the Option.

14. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Award or these Terms and Conditions and shall be void and without effect.

15. Headings and Capitalized Terms. Section headings used herein are for convenience of reference only and shall not be considered in construing the Award or these Terms and Conditions. Capitalized terms used, but not defined, in either the Award or the Terms and Conditions shall be given the meaning ascribed to them in the Plan.

16. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

17. No Right to Continued Retention. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment with the Bank.

4


      18. Qualified Status of Option. In accordance with Section 2.4 of the Plan, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the Option Shares which become exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If the foregoing limitation is exceeded with respect to any portion of the Option Shares, that portion of the Option Shares which cause the limitation to be exceeded shall be treated as granted under a Non-Qualified Stock Option.

5


EXHIBIT 1

NOTICE OF EXERCISE OF STOCK OPTION TO PURCHASE

COMMON STOCK OF ALLIANCE NATIONAL BANK

Name ____________________________

Address___________________________

___________________________

Date_______________________

Alliance National Bank

209 West Cuyler Street

Dalton, Georgia 30720

Attn: Corporate Secretary

Re: Exercise of Incentive Stock Option Gentlemen:

Subject to acceptance hereof by Alliance National Bank (the "Bank") and pursuant to the provisions of the Alliance National Bank 1999 Stock Incentive Plan (the "Plan"), I hereby give notice of my election to exercise options granted to me to purchase shares of Common Stock of the Bank under the Incentive Stock Option Award (the "Award") dated as of _____________, _____. The purchase shall take place as of ___________, 200____ (the "Exercise Date").

On or before the Exercise Date, I will pay the applicable purchase price as follows:

[ ] by delivery of cash or a certified check for $ for the full purchase price payable to the order of Alliance National Bank

[ ] by delivery of cash or a certified check for $ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate which I will surrender to the Bank with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

[ ] by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Bank with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

1


[ ] by delivery of the purchase price by , a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Bank to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Bank and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Bank from the broker, dealer or other creditor) upon receipt of the purchase price.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with the Bank as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Bank;

The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

2


The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with, the 1933 Act; and (B) evidence satisfactory to the Bank of compliance with the applicable securities laws of other jurisdictions. The Bank shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Bank will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Bank under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Bank is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Bank, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Bank. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

I have had the opportunity to ask questions of and receive answers from the Bank and any person acting on its behalf and to obtain all material information reasonably available with respect to the Bank and its affairs. I have received all information and data with respect to the Bank which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Bank;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Bank issued to me pursuant to this Award. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired

3


by me in accordance with this notice. I further understand that capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Plan.

Very truly yours, ______________________________________

AGREED TO AND ACCEPTED: ALLIANCE NAATIONAL BANK By:___________________________________ Title: Number of Shares Exercised:______________ Number of Shares Remaining: _____________	Date:____________________________

4
